UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) (May 16, 2014)

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)

Beihuan Road Junan County
Shandong, China 276600
(Address of Principal Executive Offices) (Zip Code)

(86) 539-7317959
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On May 16, 2014, Mr. David She provided American Lorain Corporation (the “Company”) with his notice of resignation pursuant to which Mr. She resigned as the Chief Financial Officer of the Company, effective as of May 16, 2014. Mr. She indicated that he resigned for personal reasons.

      On May 20, 2014, the Company announced that Mr. Bander Wu, age 37, was appointed to the position of interim Chief Financial Officer, effective May 20, 2014. Mr. Wu joined the Company on April 1, 2014. Prior to joining the Company, Mr. Wu held various positions at enterprises and public accounting firms in China, most recently as chief financial officer at Funeng Nephridrium Hospital Group from September 1, 2011 to January 1, 2014. Mr. Wu also used to serve as senior manager at Shandong Hexin Public Accounting Firm. Mr. Wu was not selected pursuant to any arrangement or understanding between he and any other person. There are no family relationships between Mr. Wu and the directors and executive officers of the Company. His annual salary was set at 240,000 CNY.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

By: /s/ Chen Si
       Name: Chen Si
       Title: Chief Executive Officer

Date: May 20, 2014